UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

MIMECAST LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue London EC2M 2PF United Kingdom	EC2M 2PF
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On May 11, 2021, Mimecast Limited, a corporation organized under the laws of the Bailiwick of Jersey, Channel Islands (the “Company”), announced that the Company was implementing a leadership transition in its product management and engineering organizations. As part of that transition, Christina Van Houten, the Company’s Chief Strategy Officer, will be transitioning from the Company, which transition will begin on May 31, 2021. Effective June 1, 2021, Ms. Van Houten will no longer be deemed to be an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act. In order to provide for the orderly transition of Ms. Van Houten’s responsibilities, Mimecast North America, Inc. (“MNA”), the Company’s wholly-owned subsidiary, and Ms. Van Houten entered into a Transition Agreement dated May 10, 2021 (the “Transition Agreement”), pursuant to which Ms. Van Houten will remain with the Company as an employee for a transition period, which will last until May 1, 2022 or the earlier termination of Ms. Van Houten’ s employment under the terms of the Transition Agreement (the “Transition Period”).

Under the Transition Agreement and subject to the terms and conditions set forth therein, in exchange for Ms. Van Houten’s continued service to the Company during the Transition Period, MNA and Ms. Van Houten agreed to, among other things, the following:

•

Ms. Van Houten will continue to receive her base salary until the end of the Transition Period, be eligible to earn quarterly cash incentive bonuses through March 31, 2022 (provided that any incentive payment for quarters ending after June 30, 2021 will be capped at 100% of her target incentive bonus for such quarter), and continue to be eligible to participate in MNA’s employee benefit plans until the end of the Transition Period;

•

Any outstanding, unvested share options or restricted share units held by Ms. Van Houten will continue to vest and the provisions of that certain Offer Letter between Ms. Van Houten and MNA dated March 7, 2018 (the “Offer Letter”) relating to accelerated vesting in the event of a change of control of the Company will continue to apply through Ms. Van Houten’s last day of employment;

•	Through the end of the Transition Period, Ms. Van Houten agreed to refrain from certain outside employment activities; and

•	Ms. Van Houten has acknowledged that she has no right to any severance payment under the terms of the Offer Letter.

In the event that Ms. Van Houten’s employment is terminated by the Company for “cause” (as defined in the Transition Agreement) or she resigns for any reason, all benefits under the Transition Agreement shall cease.

The Offer Letter was filed as Exhibit 10.38 with the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

The foregoing description of the Transition Agreement is summary in nature and is qualified in its entirety by the text of the Transition Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

The Company issued a press release on May 11, 2021 announcing executive leadership changes, including the product management and engineering leadership transition. The press release is attached hereto as Exhibit 99.1. Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Compensatory Arrangements of Certain Officers

On May 6, 2021, the Compensation Committee of the Company’s Board of Directors adopted the FY 2022 Executive Cash Incentive Bonus Plan (the “FY 2022 Bonus Plan”) for its executive officers, including the Company’s named executive officers as identified in the Company’s Definitive Proxy Statement for the Company’s Annual General Meeting held in October 2020. Target incentive amounts payable under the FY 2022 Bonus Plan to the Company’s executive officers are calculated as a percentage of the applicable executive officer’s FY 2022 annual base salary.

The FY 2022 Bonus Plan is based on two corporate performance metrics: (1) net new annual recurring revenue (“NNARR”), and (2) Non-GAAP operating income (“NGOI”). NNARR is weighted at 75% and NGOI is weighted at 25%. NNARR is calculated by adding the Company’s new and upsell bookings and subtracting any downsell or customer terminations during the relevant period. NGOI is a non-GAAP financial measure that is defined as GAAP income from operations excluding the following: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. Both metrics are adjusted to eliminate the effects of changes in foreign currency exchange rates to better reflect the actual performance of the Company and the direct efforts of the Company’s executive officers.

For each metric, executives can earn a percentage (75% in the case of NNARR or 85% in the case of NGOI) of the weighted target payout for achievement for threshold performance, 100% of the weighted target payout for target performance, and a maximum of 150% of the weighted target payout for meeting or exceeding a stretch goal, with awards interpolated between these percentages. Quarterly payments are capped at 100% with any overachievement earned to be reconciled at the end of the fiscal year based on actual annual achievement.

The foregoing description of the FY 2022 Bonus Plan is summary in nature and is qualified in its entirety by the text of the FY 2022 Bonus Plan, which is attached hereto as Exhibit 10.2, and which is incorporated herein by reference.

Item 8.01	Other Events.

The Company also announced that Bernd Leger has been named the Company’s Chief Marketing Officer, effective May 17, 2021. Mr. Leger will report directly to Peter Bauer, the Company’s Chief Executive Officer, and will be an “officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, and an “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act.

Mr. Leger joins the Company from Nexthink SA (“Nexthink”), a leader in digital employee experience management software, where he served as chief marketing officer since 2019. Prior to joining Nexthink, Mr. Leger held senior marketing roles at numerous software and cyber security companies, including Checkmarx Ltd., Cisco Systems, Inc., CloudLock, Inc., and Rapid7, Inc.

See also Exhibit 99.1 attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*#	Transition Agreement dated May 10, 2021 between Mimecast North America, Inc. and Christina Van Houten.

10.2*#	Mimecast Limited FY 2022 Executive Cash Incentive Bonus Plan.

99.1**	Press Release of Mimecast Limited dated May 11, 2021, entitled “Mimecast Names Bernd Leger as Chief Marketing Officer.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith
#	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Dated: May 11, 2021	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and
General Counsel